SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 30, 2002
Date of Report (date of earliest event reported)

GADZOOX NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation)

000-26541 (Commission File)	77-0308899 (IRS Employer Identification Number)

5850 Hellyer Avenue
San Jose, CA 95138
(Address of principal executive offices, including zip code)

(408) 360-4950
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

     On July 30, 2002, Gadzoox Networks, Inc. issued a press release announcing that it had withdrawn its appeal of the May 2002 decision by The Nasdaq Stock Market to delist the Company’s common stock from The Nasdaq National Market. As a consequence of the Company’s withdrawal of its appeal, as of July 31, 2002, the Company’s common stock is no longer listed on The Nasdaq Stock Market.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press Release, dated July 30, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GADZOOX NETWORKS, INC.

Date: August 5, 2002	By:	/s/ Barbara Velline

Barbara Velline Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated July 30, 2002, of Gadzoox Networks, Inc.